UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 10, 2023

NEWELL BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6655 Peachtree Dunwoody Road,
Atlanta, Georgia 30328
(Address of principal executive offices including zip code)
(770) 418-7000
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC
Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.    Results of Operations and Financial Condition.

Operating Segment Change

In connection with its previously disclosed restructuring and savings initiative, Project Phoenix, Newell Brands Inc. (the “Company”) consolidated the operating results of its Commercial Solutions, Home Appliances and Home Solutions segments into one operating segment, Home & Commercial Solutions. Learning & Development and Outdoor & Recreation remain as the Company’s other two operating segments. Reporting under this new operating segment structure commenced effective January 1, 2023.

Change in Accounting Method

During the fourth quarter of 2022, the Company elected to change its method of accounting for certain inventory in the U.S. from the last-in, first-out (“LIFO”) method to the first-in, first-out (“FIFO”) method. The change to FIFO is preferable because it conforms the Company's entire inventory to a single method of accounting and improves comparability with the Company's peers.

Revision of Previously Issued Financial Statements

During the fourth quarter of 2022, the Company identified that it changed the designation to a new functional currency incorrectly for one of its legal entities at the beginning of 2022. Consequently, the Company should have recorded mark to market adjustments for certain account balances in Other (income) expense, net in the Condensed Consolidated Statement of Operations. The impact of this change resulted in additional expense of $6 million, $13 million and $16 million for the three months ended March 31, 2022, June 30, 2022 and September 30, 2022, respectively. The Company concluded the above referenced effects were not material to its previously issued Condensed Consolidated Statements of Operations for the three months ended March 31, 2022, June 30, 2022 and September 30, 2022, respectively, and the Condensed Consolidated Balance Sheets at March 31, 2022, June 30, 2022 and September 30, 2022, respectively, included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC on April 29, 2022, July 29, 2022 and October 28, 2022. The adjustments did not result in a change to net cash provided by operating activities in the Company’s Condensed Consolidated Statement of Cash Flows for the three, six and nine months ended March 31, 2022, June 30, 2022 and September 30, 2022, respectively. During the fourth quarter of 2022, the Company recorded mark to market income of $20 million for this item in Other (income) expense, net in the Condensed Consolidated Statement of Operations.

Supplementary Financial Information

The Company has prepared supplementary financial information attached hereto as Exhibit 99.1, to provide investors comparative financial results for each of the three operating segments in prior periods. The Company has recasted its Sales, Operating Income (Loss) and Adjusted Operating Income (Loss) by operating segment for each quarter of 2022 and 2021, including the impact of the change from LIFO to FIFO. In addition, the Company has recasted its unaudited Condensed Consolidated Statements of Operations for each quarter of 2022 and 2021 to reflect the impact of the change from LIFO to FIFO and for each quarter of 2022 the recast associated with the functional currency revisions.

The information for these items shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit Description

99.1	Supplementary Financial Information
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: February 10, 2023	By:	/s/ Mark J. Erceg
Mark J. Erceg
Chief Financial Officer

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